                          EL PASO NATURAL GAS COMPANY

                           EARNINGS PER COMMON SHARE
                             Form 10-Q, Exhibit 11

                   (In Thousands, except earnings per share)

                                                            Second Quarter                     Six Months
                                                        -----------------------         ------------------------
                                                         1997            1996            1997             1996
                                                        -------         -------         -------         --------
Income available for common stock dividends             $43,194         $24,425         $90,495         $(10,823)

Primary average for common shares outstanding            58,756          35,476          57,849           35,264
Primary earnings per share                              $0.7351         $0.6885         $1.5643         $(0.3069)

Fully diluted average common shares outstanding          58,756          35,476          57,849           35,264
Fully diluted earnings per common share                 $0.7351         $0.6885         $1.5643         $(0.3069)
